December 27, 2000


Mr. James A. Hutton
Director-Licensing
PECO Energy Company
Nuclear Group Headquarters
Correspondence Control
P.O. Box 160
Kennett Square, PA 19348

SUBJECT:    ORDER APPROVING THE TRANSFER OF LICENSES FOR PEACH
            BOTTOM ATOMIC POWER STATION, UNITS 2 AND 3, TO THE EXTENT CURRENTLY HELD BY ATLANTIC CITY ELECTRIC COMPANY AND
            DELMARVA POWER AND LIGHT COMPANY, TO PECO ENERGY
            COMPANY, EXELON GENERATION COMPANY LLC, AND PSEG
            NUCLEAR LLC, AND CONFORMING AMENDMENTS (TAC NOS. MB0266
            AND MB0267)

Dear Mr. Hutton:

The enclosed Order is being issued in response to your application dated October 10, 2000. This application requested changes to the conditions of a previous Order, issued by the U.S. Nuclear Regulatory Commission (NRC) on April 21, 2000, an extension of the expiration date, and such other approvals as may be necessary in light of the circumstances described in the application. The enclosed Order consents to the transfer of the licenses for the Peach Bottom Atomic Power Station, Units 2 and 3, to the extent they are held by Atlantic City Electric Company and Delmarva Power and Light Company, to PECO Energy Company as it presently exists as a subsidiary of Exelon Corporation, to Exelon Generation Company, LLC, after its formation as an indirect subsidiary of Exelon Corporation, and to PSEG Nuclear LLC. The Order, which supersedes in part and supplements in part the related Order dated April 21, 2000, also approves the enclosed conforming license amendments to be issued and made effective when the respective transfers are completed. The enclosed Order and the associated documents may be examined, and/or copied for a fee, at the NRC's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, MD, and will be accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site http://www.nrc.gov.

Also enclosed is our related safety evaluation. The Order has been forwarded to the Office of the Federal Register for publication.

                                  Sincerely,

                                     /RA/

                                   John P. Boska, Project Manager, Section 2
                                   Project Directorate I
                                   Division of Licensing Project Management
                                   Office of Nuclear Reactor Regulation


Docket Nos. 50-277 and 50-278

Enclosures: 1. Order
            2. Two Conforming Amendments to Licenses DPR-44 and DPR-56
            3. Safety Evaluation

cc w/encls: See next page




Peach Bottom Atomic Power Station,
  Units 2 and 3

cc:

J. W. Durham, Sr., Esquire                Mr. James A. Hutton
Sr. V.P. & General Counsel                Chief-Division of Nuclear Safety
PECO Energy Company                       PA Dept. of
2301 Market Street, S26-1                 Environmental Resources
Philadelphia, PA 19101                    P.O. Box 8469
                                          Harrisburg, PA 17105-8469
PECO Energy Company
ATTN: Mr. J. Doering, Vice President      Board of Supervisors
Peach Bottom Atomic Power Station         Peach Bottom Township
1848 Lay Road                             R. D. #1
Delta, PA 17314                           Delta, PA 17314

PECO Energy Company                       Public Service Commission of Maryland
ATTN: Regulatory Engineer, A4-5S          Engineering Division
Peach Bottom Atomic Power Station         Chief Engineer
1848 Lay Road                             6 St. Paul Center
Delta, PA 17314                           Baltimore, MD 21202-6806

Resident Inspector                        Mr. Richard McLean
U.S. Nuclear Regulatory Commission        Power Plant and Environmental
Peach Bottom Atomic Power Station         Review Division
P.O. Box 399                              Department of Natural Resources
Delta, PA 17314                           B-3, Tawes State Office Building
                                          Annapolis, MD 21401
Regional Administrator, Region I
U.S. Nuclear Regulatory Commission        Dr. Judith Johnsrud
475 Allendale Road                        National Energy Committee
King of Prussia, PA 19406                 Sierra Club
                                          433 Orlando Avenue
Mr. Roland Fletcher                       State College, PA 16803
Department of Environment
Radiological Health Program               Manager-Financial Control & Co-Owner
2400 Broening Highway                     Affairs
Baltimore, MD 21224                       Public Service Electric and Gas
                                          Company
A. F. Kirby, III                          P.O. Box 236
External Operations - Nuclear             Hancocks Bridge, NJ 08038-0236
Delmarva Power & Light Company
P.O. Box 231                              Manager-Peach Bottom Licensing
Wilmington, DE 19899                      PECO Energy Company
                                          Nuclear Group Headquarters
PECO Energy Company                       Correspondence Control
Plant Manager                             P.O. Box 160
Peach Bottom Atomic Power Station         Kennett Square, PA 19348
1848 Lay Road
Delta, PA 17314                           Mr. Jeffrey A. Benjamin
                                          Licensing - Vice President
                                          Exelon Corporation
                                          1400 Opus Place, Suite 900
                                          Downers Grove, IL 60521





                                            December 27, 2000


Mr. James A. Hutton
Director-Licensing
PECO Energy Company
Nuclear Group Headquarters
Correspondence Control
P.O. Box 160
Kennett Square, PA 19348

SUBJECT:    ORDER APPROVING THE TRANSFER OF LICENSES FOR PEACH
            BOTTOM ATOMIC POWER STATION, UNITS 2 AND 3, TO THE EXTENT CURRENTLY HELD BY ATLANTIC CITY ELECTRIC COMPANY AND
            DELMARVA POWER AND LIGHT COMPANY, TO PECO ENERGY
            COMPANY, EXELON GENERATION COMPANY LLC, AND PSEG
            NUCLEAR LLC, AND CONFORMING AMENDMENTS (TAC NOS. MB0266
            AND MB0267)

Dear Mr. Hutton:

The enclosed Order is being issued in response to your application dated October 10, 2000. This application requested changes to the conditions of a previous Order, issued by the U.S. Nuclear Regulatory Commission (NRC) on April 21, 2000, an extension of the expiration date, and such other approvals as may be necessary in light of the circumstances described in the application. The enclosed Order consents to the transfer of the licenses for the Peach Bottom Atomic Power Station, Units 2 and 3, to the extent they are held by Atlantic City Electric Company and Delmarva Power and Light Company, to PECO Energy Company as it presently exists as a subsidiary of Exelon Corporation, to Exelon Generation Company, LLC, after its formation as an indirect subsidiary of Exelon Corporation, and to PSEG Nuclear LLC. The Order, which supersedes in part and supplements in part the related Order dated April 21, 2000, also approves the enclosed conforming license amendments to be issued and made effective when the respective transfers are completed. The enclosed Order and the associated documents may be examined, and/or copied for a fee, at the NRC's Public Document Room, located at One White Flint North, 11555 Rockville Pike (first floor), Rockville, MD, and will be accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site http://www.nrc.gov.

Also enclosed is our related safety evaluation. The Order has been forwarded to the Office of the Federal Register for publication.

                                  Sincerely,

                                     /RA/

                                   John P. Boska, Project Manager, Section 2
                                   Project Directorate I
                                   Division of Licensing Project Management
                                   Office of Nuclear Reactor Regulation


Docket Nos. 50-277 and 50-278

Enclosures: 1. Order
            2. Two Conforming Amendments to Licenses DPR-44 and DPR-56
            3. Safety Evaluation

cc w/encls: See next page


DISTRIBUTION

SHom                    VDricks           SECY                MDavis
PUBLIC                  MO'Brien (2)      JShea               JClifford
PDI-2 Reading           JBoska            CCowgill, RGN-I     TMadden
SCollins/RZimmerman     OGC               CCarpenter
EAdensam (EGA1)         GHill (4)         ACRS

*See Previous Concurrence


OFFICE    PDI-2/PM    PDI-2/LA     TECH ED      RGEB/BC      OGC
NAME      JBoska      MO'Brien     PKleene*     CCarpenter   SHom
DATE      12/21/00    12/26/00     12/7/00      12/22/00     12/22/00


OFFICE    PDI-2/SC    PDI/D        DLPM/D       NRR/ADPT     NRR/D
NAME      JClifford   EAdensam     JZowlinski   BSheron      JSilber (acting)
DATE      12/26/00    12/22/00     12/22/00     12/26/00     12/26/00


OFFICIAL RECORD COPY
DOCUMENT NAME: C:\Peach Bottom order 12-18-00-.wpd
ACCESSION NO. ML003780925.7590-01-P





                                                            7590-01-P



                      UNITED STATES OF AMERICA

                    NUCLEAR REGULATORY COMMISSION


In the Matter of                    )
                                    )
PECO ENERGY COMPANY                 )
                                    )     Docket Nos. 50-277 and 50-278
PSEG NUCLEAR LLC                    )
                                    )
DELMARVA POWER AND LIGHT COMPANY    )
                                    )
ATLANTIC CITY ELECTRIC COMPANY      )
                                    )
(Peach Bottom Atomic Power Station, )
Units 2 and 3)                      )


                    ORDER APPROVING TRANSFER OF LICENSES
                         AND CONFORMING AMENDMENTS


                                     I.

      PECO Energy Company (PECO), PSEG Nuclear LLC, Delmarva Power and Light Company (DP&L), and Atlantic City Electric Company (ACE) are the joint owners of the Peach Bottom Atomic Power Station, Units 2 and 3 (Peach Bottom), located in York County, Pennsylvania. They hold Facility Operating Licenses Nos. DPR-44 and DPR-56 issued by the U.S. Nuclear Regulatory Commission (NRC or Commission) on October 25, 1973, and July 2, 1974, respectively, pursuant to Part 50 of Title 10 of the Code of Federal Regula tions(10 CFR Part 50). Under these licenses, PECO (currently owner of 42.49 percent of each Peach Bottom unit) is authorized to possess, use, and operate the Peach Bottom units. The current nonoperating ownership interests of the other joint owners for each Peach Bottom unit are as follows: PSEG Nuclear LLC, 42.49 percent; DP&L, 7.51 percent; and ACE, 7.51 percent.


                                    II.

      By an Order dated April 21, 2000, the NRC approved the transfer of the subject Peach Bottom licenses from DP&L and ACE to PECO and PSEG Nuclear LLC. Conforming license amendments were also approved. The April 21, 2000, Order was in response to an application dated December 21, 1999, as supplemented February 11, March 2, and March 16, 2000, and was based in part on the DP&L and ACE interests in the licenses and in the facility being transferred simultaneously, as well as the accumulated decommissioning funds of DP&L and ACE being transferred collectively to the decommissioning trusts of PECO and PSEG Nuclear LLC. The April 21, 2000, Order, with respect to the DP&L and ACE license transfers that were proposed to PECO, was issued in the context of PECO then existing as a stand-alone electric utility, and did not expressly approve the DP&L and ACE license transfers to PECO as it now exists as a subsidiary of Exelon Corporation. Further, the Order did not approve DP&L and ACE license transfers to Exelon Generation Company LLC (EGC), which is to be formed as an indirect subsidiary of Exelon Corporation. The NRC did, however, issue Orders dated August 3, 2000, and October 5, 2000, that respectively approved the direct transfer of the Peach Bottom licenses, to the extent now held by PECO, to EGC, and the indirect transfer of the Peach Bottom licenses, again to the extent now held by PECO, to Exelon Corporation (which indirect transfer occurred on October 20, 2000, by reason of PECO becoming at that time a wholly-owned subsidiary of Exelon Corporation).

      By application dated October 10, 2000, PECO, PSEG Nuclear LLC, DP&L, and ACE requested approvals as necessary to allow the Peach Bottom licenses, to the extent now held by DP&L and ACE, to be transferred to PECO (as a subsidiary of Exelon Corporation), to EGC (whether the transferor(s) are DP&L, ACE, or PECO), and to PSEG Nuclear LLC, at two different times, namely, the DP&L transfers first, and the ACE transfers second, if at all. The October 10, 2000, application also requested that the NRC extend the effectiveness of the April 21, 2000, Order to December 31, 2001. No physical changes or changes in the management or operations of the Peach Bottom units are proposed in the application. The application also requested the approval of conforming license amendments to reflect the license transfers that are the subject of the application. The proposed amendments would delete references in the licenses to DP&L and ACE as licensees, as each respective interest is transferred, and add EGC to the licenses at the appropriate time.

      Approval of the transfers encompassed by the October 10, 2000, application and conforming license amendments was requested pursuant to 10 CFR 50.80 and 50.90. A notice of the license transfer application and the conforming amendment request, and an opportunity for a hearing was published in the Federal Registeron November 27, 2000 (65 FR 70740). No hearing requests or written comments were filed.

      Pursuant to 10 CFR 50.80, no license, or any right thereunder, shall be transferred, directly or indirectly, through transfer of control of the license, unless the Commission gives its consent in writing. After reviewing the information submitted in the October 10, 2000, application, the Orders referenced above dated April 21, August 3, and October 5, 2000, and the underlying applications and safety evaluations regarding those Orders, and other information before the Commission, the NRC staff has determined that PSEG Nuclear LLC is qualified to hold, in addition to the interests in the licenses it presently holds, (1) one-half of the interest in the Peach Bottom licenses now held by DP&L, and (2) one-half of the interest in the Peach Bottom licenses now held by ACE; that PECO, as it presently exists as a subsidiary of Exelon Corporation, is qualified to hold, in addition to the interests in the licenses it presently holds, (1) one-half of the interest in the Peach Bottom licenses now held by DP&L, and
(2) one-half of the interest in the Peach Bottom licenses now held by ACE; and that EGC is qualified to hold, in addition to the interests in the licenses that it may hold by virtue of transfers from PECO previously and separately approved by the August 3, 2000, Order, (1) one-half of the interest in the Peach Bottom licenses now held by DP&L, which one-half interest may be first trans ferred to PECO and then to EGC or may be directly transferred to EGC from DP&L, and (2) one-half of the interest in the Peach Bottom licenses now held by ACE, which one-half interest may be first transferred to PECO and then to EGC or may be directly transferred to EGC from ACE; and that each transfer of the licenses, as described, is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the conditions described herein. The NRC staff has further found that the application for the proposed license amendments complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regula tions set forth in 10 CFR Chapter I; the facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission; there is reason able assurance that the activities authorized by the proposed license amendments can be conducted without endangering the health and safety of the public and that such activities will be conducted in compliance with the Commission's regulations; the issuance of the proposed license amendments will not be inimical to the common defense and security or to the health and safety of the public; and the issuance of the proposed license amendments will be in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied. These findings are supported by a safety evaluation dated December 27, 2000.


                                    III.

      Accordingly, pursuant to Sections 161b, 161i, and 184 of the Atomic Energy Act of 1954, as amended, 42 U.S.C. ss.ss. 2201(b), 2201(i), and 2234; and 10 CFR 50.80, IT IS HEREBY ORDERED that each license transfer described in Section II of this Order is approved, subject to the following conditions:

      1. DP&L shall transfer to the PECO or EGC decommissioning trusts for Peach Bottom, as appropriate to the transferee, and to the PSEG Nuclear LLC decommissioning trusts for Peach Bottom at the time DP&L's interests in the Peach Bottom licenses are transferred to PECO or EGC and to PSEG Nuclear LLC, all of DP&L's accumulated decommissioning trust funds for Peach Bottom Units 2 and 3, divided equally between the PECO or EGC trusts, as appropriate to the transferee, and the PSEG Nuclear LLC trusts. Immediately following such transfer, the amounts in the PECO or EGC and PSEG Nuclear LLC decommissioning trusts combined with the additional payments from ACE that would be owed to PECO or EGC and to PSEG Nuclear LLC under the respective contractual commitments referenced in the application, which contractual commitments sand effect force at the time of the transfer, and that in turn would be contributed to the respective decommissioning trusts as represented in the application must, with respect to the interests in Peach Bottom Units 2 and 3 transferred from DP&L that PECO or EGC and PSEG Nuclear LLC would then hold, be at a level no less than the formula amounts under 10 CFR Section 50.75.

      2. ACE shall transfer to the PECO or EGC decommissioning trusts for Peach Bottom, as appropriate to the transferee, and to the PSEG Nuclear LLC decommissioning trusts for Peach Bottom at the time ACE's interests in the Peach Bottom licenses are transferred to PECO or EGC and to PSEG Nuclear LLC, all of ACE's accumulated decommissioning trust funds for Peach Bottom Units 2 and 3. Immediately following such transfer, the amounts in the PECO or EGC and PSEG Nuclear LLC decommissioning trusts must, with respect to the interests in Peach Bottom Units 2 and 3 transferred from DP&L and ACE that PECO or EGC and PSEG Nuclear LLC would then hold, be at a level no less than the formula amounts under 10 CFR Section 50.75.

      3. The decommissioning trust agreements for Peach Bottom Units 2 and 3, with respect to decommissioning trust funds held by EGC and PSEG Nuclear LLC shall provide or continue to provide essentially that:

            a.    The agreement must be in a form acceptable to the NRC.

            b. Investments in the securities or other obligations of the respective parent of the respective licensee, i.e., EGC or PSEG Nuclear LLC, affiliates thereof, or their successors or assigns, shall be prohibited. In addition, except for investments tied to market indexes or other non-nuclear sector mutual funds, investments in any entity owning one or more nuclear power plants shall be prohibited.

            c. No disbursements or payments from the trust, other than for ordinary administrative expenses, shall be made by the trustee until the trustee has first given the NRC 30 days prior written notice of the payment. In addition, no disbursements or payments from the trust shall be made if the trustee receives prior written notice of objection from the Director, Office of Nuclear Reactor Regulation.

            d. The trust agreement shall not be modified in any material respect without prior written notification to the Director, Office of Nuclear Reactor Regulation.

            e. The trustee, investment advisor, or anyone else directing the investments made in the trust shall adhere to a "prudent investor" standard, as specified in 18 CFR 35.32(a)(3) of the Federal Energy Regulatory Commission's regulations.

      4. With respect to each transfer approved by this Order, after receipt of all required regulatory approvals, the relevant transferor and transferee shall inform the Director, Office of Nuclear Reactor Regulation, in writing of such receipt and of the date of closing of the transfer no later than 1 business day before the date of closing. If any transfer approved by this Order is not completed by December 31, 2001, this Order shall become null and void with respect to such transfer; provided, however, on application and for good cause shown, such date may be extended.

      IT IS FURTHER ORDERED that, consistent with 10 CFR 2.1315(b), license amendments that make changes, as indicated in Enclosure 2 to the cover letter forwarding this Order, to conform the Peach Bottom licenses to reflect the subject transfers are approved. Such amendments as appropriate to the particular license transfer occurring shall be issued and made effective at the time the proposed corresponding license transfer is completed.

      IT IS FURTHER ORDERED that to the extent the previous Order, issued April 21, 2000, related to the license transfers approved by this Order, is inconsistent with this Order, the April 21, 2000, Order is hereby superseded. Also, condition 2 of the April 21, 2000, Order is modified to supplement the reference to PECO with a reference to EGC in the alternative, as appropriate to the actual transferee. In addition, for good cause shown in the application, namely, the delay in receiving other necessary regulatory approvals, the approval of any concurrent transfer of one-half of the DP&L interests and one-half of the ACE interests in the Peach Bottom licenses to PSEG Nuclear LLC shall remain effective until December 31, 2001, under the applicable terms and conditions set forth in the April 21, 2000, Order.

      This Order is effective upon issuance.

      For further details with respect to this Order, see the application dated October 10, 2000, and the related safety evaluation issued with this Order. Also see the application dated December 21, 1999, and supplements thereto dated February 11, March 2, and March 16, 2000, and the Orders and related safety evaluations dated August 3, and October 5, 2000, pertaining to related Peach Bottom license transfers involving EGC and PECO, which may be examined, and/or copied for a fee, at the NRC's Public Document Room, located at One WhiteFlint North, 11555 Rockville Pike (first floor), Rockville, MD, and are accessible electronically through the ADAMS Public Electronic Reading Room link at the NRC Web site http://www.nrc.gov. Dated at Rockville, Maryland, this 27 TH day of December 2000.


                                    FOR THE NUCLEAR REGULATORY COMMISSION

                                    /RA/

                                    Jacqueline E. Silber, Acting Director
                                    Office of Nuclear Reactor Regulation






                         PECO ENERGY COMPANY

                          PSEG NUCLEAR LLC

                  DELMARVA POWER AND LIGHT COMPANY

                   ATLANTIC CITY ELECTRIC COMPANY

                          DOCKET NO. 50-277

              PEACH BOTTOM ATOMIC POWER STATION, UNIT 2

               AMENDMENT TO FACILITY OPERATING LICENSE

                                                Amendment No.
                                                License No. DPR-44

1.    The Nuclear Regulatory Commission (the Commission) has found that:

      A. The application for amendment filed by PECO Energy Company, et al., dated October 10, 2000, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the
            Act), and the Commis sion's rules and regulations set forth in 10 CFR Chapter I;

      B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

      C. There is reasonable assurance: (i) that the activities authorized by this amendment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

      D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

      E.    The issuance of this amendment is in accordance with 10 CFR
            Part 51 of the Commission's regulations and all applicable requirements have been satisfied.

2. Accordingly, Facility Operating License No. DPR-44 is hereby amended as indicated in the attachments hereto.

3. This license amendment is effective as of its date of issuance and shall be imple mented within 30 days of issuance.


                                 FOR THE NUCLEAR REGULATORY COMMISSION


                                 Jacqueline E. Silber, Acting Director
                                 Office of Nuclear Reactor Regulation

Attachment: Changes to License DPR-44

Date of Issuance:




                 ATTACHMENT TO LICENSE AMENDMENT NO.

                FACILITY OPERATING LICENSE NO. DPR-44

                          DOCKET NO. 50-277

Replace the following pages of the Facility Operating License with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

      Remove Pages                              Insert Pages
      ------------                              ------------
           1                                         1
           2                                         2




                            PECO ENERGY COMPANY
                              PSEG NUCLEAR LLC
                       ATLANTIC CITY ELECTRIC COMPANY
                             DOCKET NO. 50-277
                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 2
                         FACILITY OPERATING LICENSE

                                                     License No. DPR-44
                                                     Amendment No. 1

1.    The Atomic Energy Commission (the Commission) having found that:

      A. The application for license filed by PECO Energy Company, formerly Philadelphia Electric Company, PSEG Nuclear LLC, and Atlantic City Electric Company (the licensees) complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

      B. Construction of the Peach Bottom Atomic Power Station, Unit 2 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-37 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

      C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

      D. There is reasonable assurance: (1) that the activities authorized by this amended operating license can be conducted without endangering the health and safety of the public, and
            (2) that such activities will be conducted in compliance with the rules and regulations of the Commission;

      E. PECO Energy Company is technically qualified and the licensees are financially qualified to engage in the activities authorized by this amended operating license in accordance with the rules and regulations of the Commission;

      F. The licensees have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

      G. The issuance of this amended operating license will not be inimical to the common defense and security or to the health and safety of the public;

                                     Page 1         Amendment No. 199, 234,



      H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental costs and considering available alterna tives, the issuance of Amendment No. 1 to Facility Operating License No. DPR-44 is in accordance with 10 CFR Part 50, Appendix D, of the Commis sion's regulations and all applicable requirements of said Appendix D have been satisfied; and

      I. The receipt, possession, and use of source, by-product and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70, including 10 CFR Section 30.33, 40.32, and
            70.23 and 70.31.

2. Amendment No. I to Facility Operating License No. DPR-44 issued to the PECO Energy Company (PECO), formerly Philadelphia Electric Company, PSEG Nuclear LLC (PSEG Nuclear), and Atlantic City Electric Company (ACEC), is hereby amended in its entirety to read as follows:

      A. This amended license applies to the Peach Bottom Atomic Power Station, Unit 2, a single cycle, forced circulation, boiling water nuclear reactor and associated equipment (the facility), owned by the licensees and operated by PECO Energy Company. The facility is located in Peach Bottom, York County, Pennsylvania and is described in the "Final Safety Analysis Report" as supplemented and amended and the Environmental Report as supple mented and amended.

      B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

            (1) PECO Energy Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use, and operate the facility and PSEG Nuclear, and ACEC to possess the facility at the designated location in Peach Bottom, York County, Pennsylvania in accordance with the proce dures and limitations set forth in this license;

            (2) PECO Energy Company, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

            (3) PECO Energy Company, pursuant to the Act and 10 CFR parts 3b, 40, and 70 to receive, possess and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

            (4) PECO Energy Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any by product, source, or special nuclear material without

                                 Page 2     Amendment No. 18, 199, 215, 234,






                            PECO ENERGY COMPANY

                              PSEG NUCLEAR LLC

                      DELMARVA POWER AND LIGHT COMPANY

                       ATLANTIC CITY ELECTRIC COMPANY

                             DOCKET NO. 50-278

                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 3

                  AMENDMENT TO FACILITY OPERATING LICENSE

                                                     Amendment No.
                                                     License No. DPR-56

1.    The Nuclear Regulatory Commission (the Commission) has found that:

      A. The application for amendment filed by PECO Energy Company, et al., dated October 10, 2000, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the
            Act), and the Commission's rules and regulations set forth in 10 CFR Chapter 1;

      B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

      C. There is reasonable assurance: (i) that the activities authorized by this amend ment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

      D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

      E.    The issuance of this amendment is in accordance with 10 CFR
            Part 51 of the Commission's regulations and all applicable requirements have been satisfied,

2. Accordingly, Facility Operating License No. DPR-56 is hereby amended as indicated in the attachments hereto.

3. The license amendment is effective as of its date of issuance and shall be implemented within 30 days of issuance.


                                FOR THE NUCLEAR REGULATORY COMMISSION


                                Jacqueline E. Silber, Acting Director
                                Office of Nuclear Reactor Regulation

Attachment: Changes to License DPR-56

Date of Issuance:




                    ATTACHMENT TO LICENSE AMENDMENT NO.

                    FACILITY OPERATING LICENSE NO. DPR-56

                              DOCKET NO. 50-278

Replace the following pages of the Facility Operating License with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

       Remove Pages                         Insert Pages
       ------------                         ------------
            1                                     1
            2                                     2




                            PECO ENERGY COMPANY
                              PSEG NUCLEAR LLC
                       ATLANTIC CITY ELECTRIC COMPANY
                             DOCKET NO. 50-278
                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 3
                         FACILITY OPERATING LICENSE

                                                     License No. DPR-56

1.    The Atomic Energy Commission (the Commission) having found that:

      A. The application for license filed by PECO Energy Company, formerly Philadelphia Electric Company, PSEG Nuclear LLC, and Atlantic City Electric Company (the licensees) complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

      B. Construction of the Peach Bottom Atomic Power Station, Unit 3 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-38 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

      C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

      D. There is reasonable assurance: (1) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (2) that such activities will be conducted in compliance with the rules and regulations of the Commission;

      E. PECO Energy Company is technically qualified and the licensees are financially qualified to engage in the activities authorized by this amended operating license in accordance with the rules and regulations of the Commission;

      F. The licensees have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

      G. The issuance of this operating license will not be inimical to the common defense and security or to the health and safety of the public;

                              Page 1                 Amendment No. 201,238,


      H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental costs and considering available alternatives, the issuance of Facility Operating License No. DPR-56 is in accordance with 10 CFR Part 50, Appendix D, of the Commission's regulations and all applicable requirements of said Appendix D have been satisfied; and

      I. The receipt, possession, and use of source, by-product and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70, including 10 CFR Section 30.33, 40.32, and
            70.23 and 70.31.

2. Facility Operating License No. DPR-56 is hereby issued to the PECO Energy Company (PECO), formerly Philadelphia Electric Company, PSEG Nuclear LLC (PSEG Nuclear), and Atlantic City Electric Company
      (ACEC), is hereby amended in its entirety to read as follows:

      A. This license applies to the Peach Bottom Atomic Power Station, Unit 3, a single cycle, forced circulation, boiling water nuclear reactor and associated equipment (the facility), owned by the licensees and operated by PECO Energy Company. The facility is located in Peach Bottom, York County, Pennsylvania and is described in the "Final Safety Analysis Report" as supplemented and amended and the Environmental Report as supplemented and amended.

      B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

            (1) PECO Energy Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use, and operate the facility and PSEG Nuclear, and ACEC to possess the facility at the designated location in Peach Bottom, York County, Pennsylvania in accordance with the procedures and limitations set forth in this license;

            (2) PECO Energy company, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

            (3) PECO Energy Company, pursuant to the Act and 10 CFR Parts 30, 40, and 70 to receive, possess and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

            (4) PECO Energy Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any byproduct, source, or special nuclear material without restriction to chemical or physical form for sample analysis or instrument calibration or when associated with radioactive apparatus or components;

                               Page 2       Amendment No. 17, 201, 220, 238,





                      EXELON GENERATION COMPANY, LLC*

                            PECO ENERGY COMPANY*

                              PSEG NUCLEAR LLC

                       ATLANTIC CITY ELECTRIC COMPANY

                             DOCKET NO. 50-277

                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 2

                  AMENDMENT TO FACILITY OPERATING LICENSE

                                                     Amendment No.
                                                     License No. DPR-44

1.    The Nuclear Regulatory Commission (the Commission) has found that:

      A. The application for amendment filed by PECO Energy Company, et al., dated October 10, 2000, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the
            Act), and the Commission's rules and regulations set forth in 10 CFR Chapter 1;

      B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

      C. There is reasonable assurance: (i) that the activities authorized by this amendment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

      D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

      E.    The issuance of this amendment is in accordance with 10 CFR
            Part 51 of the Commission's regulations and all applicable requirements have been satisfied.

2. Accordingly, Facility Operating License No. DPR-44 is hereby amended as indicated in the attachments hereto.

*Shall not be listed unless at the time of the issuance of an amendment, the entity is an existing licensee.

3. This license amendment is effective as of its date of issuance and shall be implemented within 30 days of issuance.


                                 FOR THE NUCLEAR REGULATORY COMMISSION


                                 Jacqueline E. Silber, Acting Director
                                 Office of Nuclear Reactor Regulation

Attachment: Changes to License DPR-44

Date of Issuance:




                    ATTACHMENT TO LICENSE AMENDMENT NO.

                   FACILITY OPERATING LICENSE NO. DPR-44

                             DOCKET NO. 50-277

Replace the following pages of the Facility Operating License with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

       Remove Pages                          Insert Pages
       ------------                          ------------
            1                                      1
            2                                      2




                       EXELON GENERATION COMPANY, LLC
                              PSEG NUCLEAR LLC
                             DOCKET NO. 50-277
                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 2
                         FACILITY OPERATING LICENSE

                                                     License No. DPR-44

1.    The Atomic Energy Commission (the Commission) having found that:

      A. The application for license filed by Exelon Generation Company, LLC (Exelon Generation Company), and PSEG Nuclear LLC (the licensees), complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

      B. Construction of the Peach Bottom Atomic Power Station, Unit 2 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-37 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

      C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

      D. There is reasonable assurance: (1) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (2) that such activities will be conducted in compliance with the rules and regulations of the Commission;

      E. Exelon Generation Company is technically qualified and the licensees are financially qualified to engage in the activities authorized by this amended operating license in accordance with the rules and regulations of the Commission;

      F. The licensees have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

      G. The issuance of this amended operating license will not be inimical to the common defense and security or to the health and safety of the public;

                              Page 1               Amendment No. 199, 234,


      H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental costs and considering available alternatives, the issuance of Amendment No. 1 to Facility Operating License No. DPR-44 is in accordance with 10 CFR Part 50, Appendix D, of the Commission's regulations and all applicable requirements of said Appendix D have been satisfied; and

      I. The receipt, possession, and use of source, by-product and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70, including 10 CFR Section 30.33, 40.32, and
            70.23 and 70.31.

2. Amendment No. 1 to Facility Operating License No. DPR-44 issued to the Exelon Generation Company (PECO), and PSEG Nuclear LLC (PSEG Nuclear), is hereby amended in its entirety to read as follows:

      A. This amended license applies to the Peach Bottom Atomic Power Station, Unit 2, a single cycle, forced circulation, boiling water nuclear reactor and associated equipment (the facility), owned by the licensees and operated by Exelon Generation Company. The facility is located in Peach Bottom, York County, Pennsylvania and is described in the "Final Safety Analysis Report" as supplemented and amended and the Environmental Report as supplemented and amended.

      B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

            (1) Exelon Generation Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use, and operate the facility and PSEG Nuclear to possess the facility at the designated location in Peach Bottom, York County, Pennsylvania in accordance with the procedures and limitations set forth in this license;

            (2)   Exelon Generation Company, pursuant to the Act and 10 CFR
                  Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

            (3) Exelon Generation Company, pursuant to the Act and 10 CFR parts 30, 40, and 70 to receive, possess and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

            (4) Exelon Generation Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any byproduct, source, or special nuclear material without

                               Page 2        Amendment No. 18, 199, 215, 234,





                      EXELON GENERATION COMPANY, LLC*

                            PECO ENERGY COMPANY*

                              PSEG NUCLEAR LLC

                       ATLANTIC CITY ELECTRIC COMPANY

                             DOCKET NO. 50-278

                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 3

                  AMENDMENT TO FACILITY OPERATING LICENSE

                                                     Amendment No.
                                                     License No. DPR-56

1.    The Nuclear Regulatory Commission (the Commission) has found that:

      A. The application for amendment filed by PECO Energy Company, et al., dated October 10, 2000, complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the
            Act), and the Commission's rules and regulations set forth in 10 CFR Chapter 1;

      B. The facility will operate in conformity with the application, the provisions of the Act, and the rules and regulations of the Commission;

      C. There is reasonable assurance: (i) that the activities authorized by this amendment can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations;

      D. The issuance of this amendment will not be inimical to the common defense and security or to the health and safety of the public; and

      E.    The issuance of this amendment is in accordance with 10 CFR
            Part 51 of the Commis sion's regulations and all applicable requirements have been satisfied.

2. Accordingly, Facility Operating License No. DPR-56 is hereby amended as indicated in the attachments hereto.

*Shall not be listed unless at the time of the issuance of an amendment, the entity is an existing licensee.

3. The license amendment is effective as of its date of issuance and shall be implemented within 30 days of issuance.


                                 FOR THE NUCLEAR REGULATORY COMMISSION


                                 Jacqueline E. Silber, Acting Director
                                 Office of Nuclear Reactor Regulation

Attachment: Changes to License DPR-56

Date of Issuance:





                    ATTACHMENT TO LICENSE AMENDMENT NO.

                   FACILITY OPERATING LICENSE NO. DPR-56

                             DOCKET NO. 50-278

Replace the following pages of the Facility Operating License with the attached revised pages. The revised pages are identified by amendment number and contain marginal lines indicating the areas of change.

       Remove Pages                         Insert Pages
       ------------                         ------------
             1                                    1
             2                                    2




                       EXELON GENERATION COMPANY, LLC
                              PSEG NUCLEAR LLC
                             DOCKET NO. 50-278
                 PEACH BOTTOM ATOMIC POWER STATION, UNIT 3
                         FACILITY OPERATING LICENSE

                                                     License No. DPR-56

1.    The Atomic Energy Commission (the Commission) having found that:

      A. The application for license filed by Exelon Generation Company, LLC (Exelon Generation Company), and PSEG Nuclear LLC (the licensees), complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's rules and regulations set forth in 10 CFR Chapter I and all required notifications to other agencies or bodies have been duly made;

      B. Construction of the Peach Bottom Atomic Power Station, Unit 3 (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-38 and the application, as amended, the provisions of the Act and the rules and regulations of the Commission;

      C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission;

      D. There is reasonable assurance: (1) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (2) that such activities will be conducted in compliance with the rules and regulations of the Commission;

      E. Exelon Generation Company is technically qualified and the licensees are financially qualified to engage in the activities authorized by this amended operating license in accordance with the rules and regulations of the Commission;

      F. The licensees have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

      G. The issuance of this operating license will not be inimical to the common defense and security or to the health and safety of the public;

                              Page 1               Amendment No. 201, 238,


      H. After weighing the environmental, economic, technical, and other benefits of the facility against environmental costs and considering available alternatives, the issuance of Facility Operating License No. DPR-56 is in accordance with 10 CFR Part 50, Appendix D, of the Commission's regulations and all applicable requirements of said Appendix D have been satisfied; and

      I. The receipt, possession, and use of source, by-product and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40, and 70, including 10 CFR Section 30.33, 40.32, and
            70.23 and 70.31.

2. Facility Operating License No. DPR-56 is hereby issued to the Exelon Generation Company, and PSEG Nuclear LLC (PSEG Nuclear) is hereby amended in its entirety to read as follows:

      A. This license applies to the Peach Bottom Atomic Power Station, Unit 3, a single cycle, forced circulation, boiling water nuclear reactor and associated equipment (the facility), owned by the licensees and operated by Exelon Generation Company. The facility is located in Peach Bottom, York County, Pennsylvania and is described in the "Final Safety Analysis Report" as supplemented and amended and the Environmental Report as supplemented and amended.

      B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

            (1) Exelon Generation Company, pursuant to Section 104b of the Act and 10 CFR Part 50, "Licensing of Production and Utilization Facilities," to possess, use, and operate the facility and PSEG Nuclear to possess the facility at the designated location in Peach Bottom, York County, Pennsylvania in accordance with the procedures and limitations set forth in this license;

            (2)   Exelon Generation company, pursuant to the Act and 10 CFR
                  Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

            (3) Exelon Generation Company, pursuant to the Act and 10 CFR Parts 30, 40, and 70 to receive, possess and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

            (4) Exelon Generation Company, pursuant to the Act and 10 CFR Parts 30, 40 and 70 to receive, possess and use in amounts as required any byproduct, source, or special nuclear material without restriction to chemical or physical form for sample analysis or instrument calibration or when associated with radioactive apparatus or components;

                                Page 2       Amendment No. 17, 201, 220, 238,





       SAFETY EVALUATION BY THE OFFICE OF NUCLEAR REACTOR REGULATION

                PROPOSED TRANSFER OF OWNERSHIP INTERESTS OF

     ATLANTIC CITY ELECTRIC COMPANY AND DELMARVA POWER & LIGHT COMPANY

          TO PECO ENERGY COMPANY, EXELON GENERATION COMPANY, LLC,

                            AND PSEG NUCLEAR LLC

                         AND CONFORMING AMENDMENTS

              PEACH BOTTOM ATOMIC POWER STATION, UNITS 2 AND 3

                       DOCKET NOS. 50-277 AND 50-278


1.0  INTRODUCTION

By application dated December 21, 1999, as supplemented February 11, March 2, and March 16, 2000, PECO Energy Company (PECO), PSEG Nuclear LLC (PSEG Nuclear), Atlantic City Electric Company (ACE), and Delmarva Power and Light Company (DP&L) requested U.S. Nuclear Regula tory Commission (NRC) approval to transfer Facility Operating Licenses Nos. DPR-44 AND DPR-56 for the Peach Bottom Atomic Power Station, Units 2 and 3 (Peach Bottom), to the extent the licenses are held by ACE and DP&L, to PECO and PSEG Nuclear. The application also requested NRC approval of conforming license amendments. On April 21, 2000, the NRC issued an Order approving the transfer. This Order, with an expiration date of December 31, 2000, was premised in part on the DP&L and ACE transfers occurring concurrently. The Order also approved conforming license amendments, to be issued at the time the transfers were completed.

On August 3, 2000, the NRC issued an Order approving the transfer of ownership interests of PECO Energy Company (PECO) in Peach Bottom to Exelon Generation Company, LLC (EGC). This Order also approved the transfer of PECO's authority to operate Peach Bottom to EGC. As of the date of this safety evaluation those transfers have not yet taken place.

On August 21, 2000, the licenses for Peach Bottom, to the extent then held by Public Service Electric and Gas Company (PSE&G), were transferred to PSEG Nuclear. This license transfer had been approved by an NRC Order issued February 16, 2000.

On October 5, 2000, the NRC approved the indirect transfer of the Peach Bottom licenses, to the extent then held by PECO, to Exelon Corporation, finding, among other things, that PECO's becoming a subsidiary of Exelon Corporation, in connection with a merger involving Unicorn Corporation, would not affect the qualifications of PECO as a holder of the Peach Bottom licenses.

On October 10, 2000, PECO submitted an application that notified the NRC of developments that have changed the schedule for closing the ACE and DP&L transactions, and requested NRC approval of revised operating license amendments consistent with independent transfers of the minority ownership interests held by DP&L and ACE in two phases. The application requested the NRC to modify prior conditions of approval concerning decommissioning fund amounts to be transferred to be consistent with the transfers occurring in two phases, and to extend the expiration date of the April 21, 2000, Order to December 31, 2001. The application also requested that the NRC issue other approvals as they may be necessary in light of the schedular changes described.

On October 20, 2000, PECO became a wholly owned subsidiary of Exelon Corporation, consistent with the indirect transfer approved by an NRC Order dated October 5, 2000.

The ownership interests in Peach Bottom, as of the date of this safety evaluation, are as follows: PECO holds a 42.49-percent interest, and is the licensed operator of Peach Bottom; PSEG Nuclear LLC holds a 42.49-percent interest; DP&L holds a 7.51 -percent interest; and ACE holds a 7.51 - percent interest. The application states that when either DP&L or ACE transfer their ownership interests, the interests will be split equally between PECO and PSEG Nuclear, or equally between EGC and PSEG Nuclear.

The transfer of the minority interests presently owned by ACE and DP&L will have no impact on the management or operation of Peach Bottom, according to the application.

2.0  DISCUSSION

The NRC staff issued a safety evaluation dated April 21, 2000, analyzing the transfer of the DP&L and ACE interests to PECO, as it then existed as an independent entity, and to PSEG Nuclear and concluded that PECO and PSEG Nuclear were qualified to hold the Peach Bottom licenses with respect to these interests, and that the license transfers would otherwise be consistent with applicable provisions of law, regulations, and orders issued by the Commission. The staff s analysis was premised in part on the interests of DP&L and ACE, both subsidiaries of Conectiv, being transferred concurrently. Also, the NRC staff issued a safety evaluation dated August 3, 2000, analyzing the transfer of the current PECO ownership interests in Peach Bottom to EGC, and concluded that EGC would be qualified to hold the Peach Bottom licenses with respect to these interests, and that the license transfers would otherwise be consistent with applicable provisions of law, regulations, and orders issued by the Commission. The August 3, 2000, safety evaluation also found that EGC was qualified to operate Peach Bottom, which currently is the responsibility of PECO.

After reviewing the October 10, 2000, application, the NRC staff determined that the only issues analyzed in the April 21, 2000, safety evaluation that could potentially be impacted by the DP&L and ACE transfers occurring at different times were PSEG Nuclear's financial qualifications (PECO is currently an electric utility under 10 CFR 50.2 and thus is not subject to a financial qualifications review under 10 CFR 50.33(f)) and whether PSEG Nuclear and PECO would have adequate assurance of decommissioning funding. However, the NRC staff also determined that the transfer of the DP&L and ACE interests, whether occurring simultaneously or separately, to EGC, either directly from DP&L and ACE or indirectly from PECO, has not been expressly analyzed or approved in any prior transfer approval action.

The NRC staff further determined, on the other hand, that if the schedular change and associated change in decommissioning funding arrangements, as discussed herein, for the transfer of the DP&L and ACE interests are found not to materially impact the previous April 21, 2000, finding that PECO is qualified to hold the licenses with respect to the DP&L and ACE interests, then the fact that PECO is now a subsidiary of Exelon Corporation would have no effect on such finding. This further determination was made in light of the October 5, 2000, safety evaluation which concluded, among other things, that there would be no effect on PECO's qualifications to hold the Peach Bottom licenses now held by PECO by reason of PECO becoming a subsidiary of Exelon Corporation.

3.0  FINANCIAL QUALIFICATIONS ANALYSIS

After the proposed transfers of the Peach Bottom licenses, PECO or EGC will have an ownership interest of 50 percent in Peach Bottom, while PSEG Nuclear will own the remaining 50-percent interest. PECO will continue to be the licensed operator of the Peach Bottom Units, or EGC will become the operator once it becomes a licensee.

In the safety evaluation included in the April 21, 2000, Order authorizing the transfer of the ACE and DP&L interests in the Peach Bottom units, PECO's financial qualifications were presumed adequate due to its continued status as an electric utility. PECO's financial qualifications would continue to be presumed adequate notwithstanding the transfer of the DP&L AND ACE INTERESTS OCCURRING in two phases.

In connection with the August 3, 2000, Order authorizing the transfer of PECO's interest in the Peach Bottom facilities to EGC, PECO submitted financial information for NRC analysis and based on that EGC was found to be financially qualified to own and operate those units with respect to a
42.49 percent interest in Peach Bottom Units 2 and 3 and a 100 percent interest in Peach Bottom Unit 1. After reconsidering the financial information that the licensee submitted and after reviewing the projected income statement submitted with the October 10, 2000, application, the NRC staff has determined that even with the incremental increase in ownership of Peach Bottom that would result from the proposed transfer to EGC of half of DP&L's and ACE's share of Peach Bottom, EGC's projected 5-year costs would be covered by expected revenues, and that therefore, EGC is finan cially qualified under 10 CIFIR 50.33(f)(2) to own and operate Peach Bottom under all transfer scenarios discussed herein.

With respect to PSEG Nuclear, the NRC staff concludes that the incremental transfer of DP&L's or ACE's ownership share of Peach Bottom at different times does not alter the NRC staff's conclusion from the April 21, 2000, Order that PSEG Nuclear will be financially qualified to own each additional share of Peach Bottom. This conclusion is based on the projected income statement submitted with the application, which provides information relating to each 3.755 percent interest to be transferred, and which shows projected revenues will cover costs. Under 10 CFR 50.33(f)(2), PSEG Nuclear is, therefore, financially qualified under all transfer scenarios to hold the Peach Bottom licenses.

Based on these findings, no further financial qualifications analysis is needed for this evaluation.

4.0  DECOMMISSIONING FUNDING

The NRC has determined that the requirements to provide assurance of decommissioning funding and provision of an adequate amount of decommissioning funding are necessary to ensure the adequate protection of public health and safety.

The October 10, 2000, application indicates that the current plan is for DP&L to transfer its 7.51 percent ownership interest in Peach Bottom to PECO or to EGC (3.755%) and to PSEG Nuclear (3.755%) prior to the transfer of the ACE interests. So for an interim period ACE will continue to own
7.51 percent of each of the units, and PECO or EGC and PSEG Nuclear will each own 46.245 percent of the shares. At some later date the ACE shares may be transferred such that eventually PECO or EGC and PSEG Nuclear are expected to each hold one half of the ACE interests.

In the safety evaluation supporting the Order dated April 21, 2000, approving the transfer of licenses for Peach Bottom from ACE and DP&L to PECO and PSEG Nuclear, the NRC staff found that the proposed funding mechanisms proposed in the December 21, 1999, application provided reasonable assurance of decommissioning funding in accordance with 10 CFR 50.75(e), provided that the Order approving the license transfers contained a condition to ensure the implementation of the proposed mechanism. That evaluation assumed that the transfers of the ACE and DP&L ownership interests would occur simultaneously. In the application of October 10, 2000, PECO notified the NRC that the closing on the transfer of the ACE interests has been delayed and would now take place sometime after the transfer of the DP&L interests.

When the transfer of the DP&L ownership interests occurs, all assets held in the DP&L decommis sioning trusts for Peach Bottom will be transferred to the transferees' decommissioning trusts. At that point, PECO or EGC will own 46.245 percent of Peach Bottom Units 2 and 3, ACE will continue to own
7.51 percent, and PSEG Nuclear will own 46.245 percent.

Attachment E to the October 10, 2000, submittal discusses the fund balances to be transferred. It states that the current combined trust fund balances of DP&L and ACE for Peach Bottom Units 2 and 3 are sufficient to qualify as fully pre-paid for the companies' combined 15.02-percent interest in each unit, within the meaning of 10 CFR 50.75(e)(1)(i), when earnings are credited using a two percent real rate of return until the end of the operating licenses for each unit. Attachment E states the NRC minimum amount for decommissioning funding assurance for either Peach Bottom Unit 2 or 3 is $375,504,999. The current level of funding necessary to be considered "prepaid" for Unit 2 would be approximately $290.3 million (or $21.8 million for a 7.51 percent share). Slightly lower amounts would be needed for Unit 3, because its license expires later and further earnings on the fund could be credited.

The current balances in the DP&L accounts for Peach Bottom Units 2 and 3, respectively, are $18,243,471 and $18,246,878. The current balances in the ACE accounts are slightly higher at $26,531,762 and $27,954,709, respectively. The minimum to be considered prepaid currently would be approximately $21.8 million for a 7.51 percent share. Therefore, the ACE accounts exceed the prepaid amount and the DP&L accounts are not sufficient to meet the prepaid amount, based on contributing a 7.51 percent share.

Attachment E to the October 10, 2000, application states that while there is an expectation, there is no guarantee that the ACE interests and funds for each unit will be transferred. As previously indicated, any ACE transfer would occur subsequent to the DP&L transfer. The application states that ACE has agreed that in the event that it is unable to transfer its interests and nuclear decommission ing trust (NDT) funds, it will provide funding to PECO or EGC (whichever is then holding the IDP&L interests) and to PSEG Nuclear in an amount equal to the difference between the actual DP&L NDT fund balances transferred, and the average of the IDP&L and ACE fund balances that would have been transferred if both had been transferred at the same time. PECO, for itself and EGC, and PSEG Nuclear have agreed and represented in the application that they will place their corresponding portions of any such payment from ACE into their respective NIDT funds for each unit. When these payments are credited to the funds and added to the IDP&L fund balances, the total amount transferred would exceed the current level of funding required to meet the prepayment method of providing financial assurance. The NRC staff has determined the foregoing will provide assurance of decommissioning funding in accordance with 10 CFR 50.75(e)(1)(vi) that is equivalent to that provided by the mechanisms specified in 10 CFR 50.75(e)(1)(i) through (v).

The NRC staff verified the calculations provided by the applicants and agrees that the decommission ing trust funds for the combined IDP&L ownership shares of Peach Bottom Units 2 and 3 transferred will be fully funded whether or not the ACE transfer occurs, provided that the contractual provisions that obligate ACE to make decommissioning fund payments are met. Based on the discussion above, the staff concludes that the applicants have complied with the requirements of 10 CFR 50.75(c) with respect to the amount of decommissioning funding they must provide. The value of the decommis sioning trusts vary over time, since investments are made in various stocks and securities which vary in value as financial market conditions change. It is not possible to precisely state the value of the decommissioning trusts as of the date the license transfers will occur. Therefore, to ensure that decommissioning funding assurance will meet regulatory requirements, the staff concludes that the Order approving the license transfers must contain the following conditions:

1. DP&L shall transfer to the PECO or EGC decommissioning trusts for Peach Bottom, as appropriate to the transferee, and to the PSEG Nuclear LLC decommissioning trusts for Peach Bottom at the time DP&L's interests in the Peach Bottom licenses are transferred to PECO or EGC and to PSEG Nuclear ILLC, all of IDP&L's accumulated decommissioning trust funds for Peach Bottom Units 2 and 3, divided equally between the PECO or EGC trusts, as appropriate to the transferee, and the PSEG Nuclear LLC trusts. Immediately following such transfer, the amounts in the PECO or EGC and PSEG Nuclear LLC decommissioning trusts combined with the additional payments from ACE that would be owed to PECO or EGC and to PSEG Nuclear LLC under the respective contractual commitments referenced in the application, which contractual commitments shall be in force and effect at the time of the transfer, and that in turn would be contributed to the respective decommissioning trusts as represented in the application must, with respect to the interests in Peach Bottom Units 2 and 3 transferred from DP&L that PECO or EGC and PSEG Nuclear LLC would then hold, be at a level no less than the formula amounts under 10 CFR Section 50.75.

2. ACE shall transfer to the PECO or EGC decommissioning trusts for Peach Bottom, as appropriate to the transferee, and to the PSEG Nuclear LILC decommissioning trusts for Peach Bottom at the time ACE's interests in the Peach Bottom licenses are transferred to PECO or EGC and to PSEG Nuclear ILLC, all of ACE's accumulated decommissioning trust funds for Peach Bottom Units 2 and 3. Immediately following such transfer, the amounts in the PECO or EGC and PSEG Nuclear LILC decommissioning trusts must, with respect to the interests in Peach Bottom Units 2 and 3 transferred from IDP&L and ACE that PECO or EGC and PSEG Nuclear LLC would then hold, be at a level no less than the formula amounts under 10 CFR Section 50.75.

The staff notes that the above conditions are specific to the transfer of the DP&L and ACE interests in two phases. The condition pertaining to the transfer of decommissioning trust funds contained in the April 21, 2000, Order is and will remain applicable should the transfer occur as previously anticipated in one collective step, with one modification, namely, the reference to PECO in the condition shall be supplemented with a reference to EGC in the alternative, as appropriate to the actual transferee. The NRC staff also concludes that, given the considerations discussed herein and the modifications made or to be made to the decommissioning trust agreement for each unit as required by the previously referenced Orders dated February 16 and August 3, 2000, the proposed funding mechanisms provide reasonable assurance of decommissioning funding in accordance with 10 CFR 50.75(e)..

5.0  TECHNICAL QUALIFICATIONS

The proposed transfers involve no transfer of operational authority under any license. Also, the application proposes no physical change to the facility, and no management or operational change. Accordingly, the application requires no technical qualifications review.

6.0  ANTITRUST

The Atomic Energy Act does not require or authorize antitrust reviews of post-operating license transfer applications. Kansas Gas and Electric Co., et al. (Wolf Creek Generating Station Unit 1), CLI-99-19, 49 NRC 441(1999). Since the transfer application was submitted after the Peach Bottom operating licenses were issued, no antitrust review is required or authorized.

7.0  FOREIGN OWNERSHIP, CONTROL OR DOMINATION

In the NRC staffs safety evaluations associated with the previously referenced February 16, April 21, August 3, and October 5, 2000, Orders, PSEG Nuclear, PECO, and EGC were previously analyzed with respect to the foreign control prohibition contained in 10 CFR 50.38 and the Atomic Energy Act. The staff determined that it did not know or have reason to believe that any of these entities were owned, controlled, or dominated by foreign interests. The October 10, 2000, application presents no new information that would lead the staff to now conclude otherwise. The NRC staff's prior determi nation remains applicable.

8.O  INSURANCE

PECO and PSEG Nuclear, as existing Peach Bottom licensees, are already subject to 10 CFR Part 140 Price-Anderson requirements. In addition, EGC is subject to a condition in the August 3, 2000, Order regarding Price-Anderson coverage. The NRC staff finds that, based on information discussed in the financial qualifications section, PECO, EGC, and PSEG Nuclear will have the ability to pay the pro-rata increase in deferred premiums, in compliance with 10 CFR 140.21, associated with any of the subject license transactions.

9.0  CONFORMING AMENDMENTS

9.1  Introduction

The April 21, 2000, Order approved conforming license amendments to reflect the action approved by that Order, namely, the concurrent transfer of the IDP&L and ACE interests to PECO and PSEG Nuclear. In the application dated October 10, 2000, PECO and PSEG Nuclear requested approval of modified conforming license amendments for Peach Bottom, pursuant to 10 CFR 50.90, to corre spond to the transfer occurring in two phases, and to include EGC as a pos ' sible transferee. These amendments would be administrative in nature and would conform the operating licenses for each of the two units as appropriate to reflect the proposed license transfers occurring in two phases.

Notice of the application for approval of the license transfers and approval of the conforming license amendments for Peach Bottom, which led to the April 21, 2000, Order, was published in the Federal Register on February 18, 2000 (65 FR 8451). A second notice was published on November 27, 2000 (65 FR 70740), with respect to the October 10, 2000, application, to clearly state that the NRC was considering approving the separate transfer of the DP&L and ACE interests to EGC, in addition to PECO and PSEG Nuclear, depending on the timing of previously-approved transfers. No hearing requests or comments were received.

For Peach Bottom Licenses Nos, DPR-44 and DPR-56, references to ACE and DP&L would be removed at the time each transfers its interest to PSEG Nuclear and to PECO or EGC. The revised licenses would reflect that PECO or EGC and PSEG Nuclear are the licensees.

9.2  Evaluation

The proposed modified conforming amendments for Peach Bottom do no more than accurately reflect the approved transfer actions. The amendments involve no safety questions and are administrative in nature. Accordingly, the NRC staff finds that the proposed amendments are acceptable. The NRC staff notes that the license pages submitted with the October 10, 2000, application reflect completed licensing actions that occurred after April 21, 2000, when the initial conforming amendments were approved. In particular, PSE&G has transferred its interests in the Peach Bottom licenses to PSEG Nuclear, and thus is no longer a licensee or reflected as such in the proposed amendments. In addition, certain trust agreement conditions have been, or will be, incorporated into the Peach Bottom licenses by the February 16, and August 3, 2000, Orders, and thus these conditions, which appear in the April 21, 2000, amendments, are not duplicated here in the current proposed amendments.

9.3  State Consultation

In accordance with the Commission's regulations, the Pennsylvania State Official was notified of the proposed issuance of the amendments. The State official had no comments.

9.4  Conclusion With Respect To the Conforming Amendments

The Commission has concluded, based on the considerations discussed herein, that (1) there is reasonable assurance that the health and safety of the public will not be endangered by operation in the proposed manner, (2) such activities will be conducted in compliance with the Commission's regulations, and (3) the issuance of the amendments will not be inimical to the common defense and security or to the health and safety of the public.

10.0  ENVIRONMENTAL CONSIDERATION

The subject application is for approval of the transfer of licenses issued by the NRC and approval of conforming amendments. Accordingly, the actions involved meet the eligibility criteria for categorical exclusion set forth in 10 CFR 51.22(c)(21). Pursuant to 10 CFR 51.22(b), no environmental impact statement or environmental assessment need be prepared in connection with approval of the applications.

11.0  CONCLUSIONS

Based on the foregoing discussion, the NRC staff finds that PECO, EGC, and PSEG Nuclear are qualified under the specific scenarios set forth above to hold the Peach Bottom licenses with respect to the ownership interests being transferred from ACE and DP&L, and that the transfer of the licenses, to the extent described above, is otherwise consistent with applicable provisions of law, regulations, and orders issued by the Commission, subject to the conditions described in this safety evaluation.

Principal Contributors:    M. Davis
                           J. Boska

Date: December 27, 2000